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EXHIBIT 10.22

INFOCUS CORPORATION
2003 EXECUTIVE BONUS PLAN
CORPORATE VICE PRESIDENT

        POLICY:    It is InFocus Corporation's policy to provide the Corporate Vice President with the opportunity for increased compensation based upon InFocus Corporation's overall achievement of Corporate profit goals and his/her individual MBOs.

PLAN GUIDELINES

1.
Adoption of Plan:    This Executive Bonus Plan (the "Plan") was adopted by the Board of Directors of InFocus Corporation (the "Company") effective January 24, 2003.

2.
Purpose of Plan and Effective Date:    The purpose of the Plan is to establish the terms and conditions under which the Company will pay Executive bonuses for the calendar year beginning January 1, 2003, and ending December 31, 2003.

  Unless the Board of Directors specifically provides otherwise, all Executive bonuses will be awarded solely in accordance with this Plan.

3.
Eligibility:    Eligibility is limited to Corporate Vice Presidents.

  Eligible Corporate Vice Presidents must be in active pay status for an entire quarter to be paid profit sharing for that quarter.

  In the event that a Corporate Vice President is in the position for less than one year, a pro-rated bonus will be calculated based on number of months employed. No annual bonus will be paid if a Corporate Vice President enters the position after October 1, 2003. Executives must be actively employed on the last day of the year to be eligible for any annual bonus amount.

4.
Plan Components:
(a)
Profit Sharing:    The first component of the bonus plan is the payment of profit sharing, paid quarterly. The percentage to be paid (multiplied by the Corporate Vice President's quarterly salary) will be at the same rate as calculated for other employees in accordance with the currently approved InFocus Corporation Profit Sharing Program. Any payment made to the Executive will not reduce the amount to be paid to other employees, i.e., executive salaries will be excluded from the profit-sharing payout percentage calculation.

(b)
Annual Bonus:    The second component of the bonus plan is an annual bonus paid at year-end based on the Company's 2003 financial performance (Profit Before Tax).

  PLEASE NOTE:    In recent years, the target Corporate Vice President bonus has been equal to 35% of base salary. As a cost savings measure for 2003, the target bonus amount will be reduced by one half and will be equal to 17.5% of base salary.

  The target bonus amount is calculated using the following formula:

  Annual base salary × 17.5% participation rate = total target bonus

  Where:

    •
    60% of the target bonus is based on Corporate PBT results and

    •
    40% of the target bonus is based on Individual MBO results

  Corporate PBT (Profit Before Tax) results (versus approved fiscal plan results) will be calculated by dividing actual 2003 Profit Before Tax (PBT) including income/loss from non operating and joint venture activities by fiscal plan PBT including planned income/loss from non operating and joint venture activities. Excludes merger/restructuring costs.

  The CEO will determine Individual MBO results by comparing the individual Vice President's performance against his/her MBO's.

  NOTE:    MBOs must be quantifiable and measurable. In addition, they must be submitted and approved by Human Resources no later than March 31, 2003.

  Other limitations/constraints regarding the calculation of the bonus are as follows:

5.
Above Plan Performance:

  CORPORATE PORTION:

  Accelerators shall apply to above plan performance starting at 101% of final Corporate PBT attainment as follows:

  •
  For every percent of final Corporate PBT between 101% to 110%, the target Corporate bonus portion will be multiplied by an additional 10%

  •
  For every percent of final Corporate PBT greater than or equal to 111%, the target Corporate bonus portion will be multiplied by an additional 3.33%.

  •
  No cap on upside performance

  INDIVIDUAL MBO PORTION:

  •
  No accelerator for above 100% MBO attainment

  •
  Upside opportunity capped at 130% of target MBO amount

6.
Below Plan Performance:

  CORPORATE PORTION:

        If Corporate PBT is less than 75%, the portion of the target bonus tied to Corporate PBT will be equal to $0.

  If Corporate PBT is between 75% and100%, the portion of the target bonus tied to Corporate PBT will be reduced 2% for every 1% below plan. See table below for details:

Final Corporate PBT Attainment	Corporate Portion Target Bonus Modifier:
74%	0.0%
75%	50.0%
76%	52.0%
77%	54.0%
78%	56.0%
79%	58.0%
80%	60.0%
81%	62.0%
82%	64.0%
83%	66.0%
84%	68.0%
85%	70.0%
86%	72.0%
87%	74.0%
88%	76.0%
89%	78.0%
90%	80.0%
91%	82.0%
92%	84.0%
93%	86.0%
94%	88.0%
95%	90.0%
96%	92.0%
97%	94.0%
98%	96.0%
99%	98.0%
100%	100.0%

  INDIVIDUAL MBO PORTION:

  Impact of Corporate PBT results:

  •
  Minimum threshold of 51% Corporate PBT or no payout of MBO portion

  •
  MBO portion reduced when Corporate PBT performance is between 51% and 100% per the below table

Final Corporate PBT Attainment	MBO Target Bonus Modifier:	Final Corporate PBT Attainment	MBO Target Bonus Modifier:
50%	0.0%	75%	50.0%
51%	2.0%	76%	52.0%
52%	4.0%	77%	54.0%
53%	6.0%	78%	56.0%
54%	8.0%	79%	58.0%
55%	10.0%	80%	60.0%
56%	12.0%	81%	62.0%
57%	14.0%	82%	64.0%
58%	16.0%	83%	66.0%
59%	18.0%	84%	68.0%
60%	20.0%	85%	70.0%
61%	22.0%	86%	72.0%
62%	24.0%	87%	74.0%
63%	26.0%	88%	76.0%
64%	28.0%	89%	78.0%
65%	30.0%	90%	80.0%
66%	32.0%	91%	82.0%
67%	34.0%	92%	84.0%
68%	36.0%	93%	86.0%
69%	38.0%	94%	88.0%
70%	40.0%	95%	90.0%
71%	42.0%	96%	92.0%
72%	44.0%	97%	94.0%
73%	46.0%	98%	96.0%
74%	48.0%	99%	98.0%
75%	50.0%	100%	100.0%

  Impact of individual MBO results:

  •
  Minimum threshold of 75% attainment against personal MBOs or no payout of Individual or Corporate portions

  •
  Target MBO portion payment reduced when MBO performance is between 75% and 100% per the table below:

Final MBO Attainment	MBO Target Bonus Modifier:
75%	50.0%
76%	52.0%
77%	54.0%
78%	56.0%
79%	58.0%
80%	60.0%
81%	62.0%
82%	64.0%
83%	66.0%
84%	68.0%
85%	70.0%
86%	72.0%
87%	74.0%
88%	76.0%
89%	78.0%
90%	80.0%
91%	82.0%
92%	84.0%
93%	86.0%
94%	88.0%
95%	90.0%
96%	92.0%
97%	94.0%
98%	96.0%
99%	98.0%
100%	100.0%
7.
Payment of Executive Bonus:    Payment of the Executive Bonus Plan will be based on audited year-end results, and will be distributed within 30 days after the audit has been completed.

8.
Discretion of the Board of Directors:    Nothing in this Plan shall prohibit the Board of Directors from awarding a bonus to one or more Executives in addition to the Executive Bonus awarded pursuant to this Plan.

  The Board of Directors reserves the right to modify, change or rescind this policy at any time at its sole discretion as is required to meet the Company's objectives.

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  EXHIBIT 10.22
INFOCUS CORPORATION 2003 EXECUTIVE BONUS PLAN CORPORATE VICE PRESIDENT